Exhibit 27 (n) (2)




   STEPHEN E. ROTH
   DIRECT LINE:  202-383-0158
   INTERNET: SROTH@SABLAW.COM



                                                   April 30, 2004


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                  Re:      National Variable Life Insurance Account

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 333-67003). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                             /s/ Stephen E. Roth
                                         By: ----------------------
                                             Stephen E. Roth